UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 23, 2024
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ALICO, INC.
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(Exact name of registrant as specified in its charter)
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Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913
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(Address of principal executive offices)(Zip Code)
239-226-2000
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(Registrant’s telephone number, including area code)
Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2024, Alico, Inc. (the “Company”) entered into a second amended and restated employment agreement (the “Employment Agreement”) with John Kiernan, the Company’s President and Chief Executive Officer, which, among other things, (i) extended the term of Mr. Kiernan’s employment through September 30, 2027, subject to extension and termination pursuant to the provisions of the Employment Agreement, (ii) provided that Mr. Kiernan would be eligible for an annual base salary of $525,000 and (iii) provided that Mr. Kiernan may be awarded, under the Company’s Stock Incentive Plan of 2015, or any successor or other incentive plan adopted by the Company from time to time, restricted stock units in accordance with the terms and provisions of the amended and restated Bonus Agreement (as described below).

In connection with the Employment Agreement, the Company and Mr. Kiernan also entered into an amendment and restatement to Mr. Kiernan’s annual performance and long-term bonus agreement, dated December 23, 2024 (the “Bonus Agreement”). Pursuant to the Bonus Agreement, among other things, (i) notwithstanding anything to the contrary, the long term return of capital bonus earned by Mr. Kiernan under the Bonus Agreement with respect to the prior long term retention period beginning October 1, 2021 through September 30, 2024, would be earned and paid in full on January 1, 2025, subject to his continued employment through such date, (ii) Mr. Kiernan would be eligible to earn an annual discretionary bonus of $100,000 as well as a transaction bonus upon a Change in Control (as defined in the Bonus Agreement) that occurs prior to September 30, 2027 so long as he remains continuously employed by the Company or its affiliates through the closing of such Change in Control, with the amount of such transaction bonus based on the sale price and market capitalization, all as set forth in the Bonus Agreement, and (iii) Mr. Kiernan will be eligible to earn a real estate commission bonus with respect to the 2025 fiscal year in accordance with the specific performance metrics set forth in the Bonus Agreement.

In addition, pursuant to the Bonus Agreement, on December 23, 2024 the Company and Mr. Kiernan also entered into a Performance-Based Restricted Stock Unit Award Agreement under the Company’s Stock Incentive Plan of 2015, pursuant to which Mr. Kiernan is eligible to earn up to 38,000 performance-based restricted stock units (the “PSUs”), 5,000 of which will be earned if the average 30 day closing per share price of Company shares (the “trailing price”) exceeds $35 per share, 12,500 of which will be earned if the trailing price exceeds $40 per share and 20,500 of which will be earned if the trailing price exceeds $45 per share, in each case prior to September 30, 2027. Any PSUs which are earned pursuant to the foregoing will then be subject to time-based vesting, with the earned PSUs, if any, vesting on September 30, 2027, subject to Mr. Kiernan’s continued service through such date; provided such PSUs will fully vest upon Mr. Kiernan’s termination by the Company without “cause”, due to Mr. Kiernan’s death or “disability” or, following a Change in Control, due to a resignation by Mr. Kiernan for “good reason” (each as defined in the Employment Agreement).

The foregoing description of the Employment Agreement, the Bonus Agreement and the Performance-Based Restricted Stock Unit Award is qualified in its entirety by reference to the full text of those agreements, which will each be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2024	ALICO, INC.

	By:	/s/ Bradley Heine

Bradley Heine
Chief Financial Officer